EXHIBIT 4


                       THIRD AMENDMENT TO RIGHTS AGREEMENT


                   THIRD AMENDMENT, dated as of February 20, 1997, to the Rights Agreement, dated as of March 8, 1988, as amended March 20, 1990 and June 24, 1996 (the "Rights Agreement"), between American Stores Company, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

                   The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to
         Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof. All acts and things necessary to make this Second Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Third Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                   In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

                   1.   Clause (v) of Section 1(a) of the Rights
         Agreement is hereby amended to read as follows:

              (v) Mr. L.S. Skaggs, his Affiliates and Associates, his heirs, family, and any trust or foundation to which he or members of his family has transferred or may transfer Common Shares of the Company (collectively, "L.S. Skaggs") but the exception in this clause (v) shall not be applicable if L.S. Skaggs shall increase its aggregate Beneficial Ownership of the then outstanding Common Shares (other than as a result of (1) an acquisition of Common Shares by the Company or (2) the execution, delivery and performance of the Stock Purchase Agreement and Registration Rights Agreement, each dated as of February 20, 1997, by and among the Company, Mr. L.S. Skaggs, his wife and certain stockholders listed on Schedule 1 or 2 to the Stock Purchase Agreement) to an amount greater than the sum of (x) the lowest aggregate Beneficial Ownership of L.S. Skaggs as a percentage of the outstanding Common Shares as of any date on or after June 21, 1996 plus (y) 1%.

                   2. This Third Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                   3. This Third Amendment to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

                   4. In all respects not inconsistent with the terms and provisions of this Third Amendment to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Third Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

                   5. If any term, provision, covenant or restriction of this Third Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Third Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and attested, all as of the date and year first above written.

         Attest:                          AMERICAN STORES COMPANY


         By:/s/ Jack Lunt                 By:/s/ Teresa Beck
            Secretary                        Chief Financial Officer

                                          FIRST CHICAGO TRUST COMPANY
         Attest:                          OF NEW YORK


         By:/s/ James Kuzmich             By:/s/ Michael J. Kane
            Customer Service Officer         Assistant Vice President
















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